UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

VOLCANO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 Valley Centre Drive, Suite 200 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(800) 228-4728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Volcano Corporation (“Volcano”) dated December 12, 2012 filed with the Securities and Exchange Commission on December 13, 2012 (the “Initial Form 8-K”). The Initial Form 8-K reported Volcano’s completion of its acquisition of Crux Biomedical, Inc. (“Crux”) pursuant to that certain Agreement and Plan of Merger dated December 1, 2012, by and among Volcano, Volcalypso, Inc., a wholly-owned subsidiary of Volcano, Crux, Shareholder Representative Services, LLC, as the Stockholders’ Representative, and DPD Newco, LLC . This Amendment provides the audited and unaudited financial statements and pro forma information required under Item 9.01 of Form 8-K. No other modification to the Initial Form 8-K is being made by this Amendment.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired

Unaudited financial statements of Crux as of September 30, 2012 and for the nine months ended September 30, 2012 and 2011 and the audited financial statements of Crux as of December 31, 2011 and for the year then ended, and for the period from January 14, 2005 (inception) through December 31, 2011 are filed as Exhibit 99.1 to this Form 8-K/A.

(b) Pro Forma Financial Information

The required unaudited pro forma financial information as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011 are filed as Exhibit 99.2 to this Form 8-K/A.

(d) Exhibits

Exhibit No.	Descriptions

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

99.1	Unaudited financial statements of Crux as of September 30, 2012 and for the nine months ended September 30, 2012 and 2011 and the audited financial statements of Crux as of December 31, 2011 and for the year then ended, and for the period from January 14, 2005 (inception) through December 31, 2011.

99.2	The required unaudited pro forma financial information as of and for the nine months ended nine months ended September 30, 2012 and for the year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcano Corporation

Date: February 22, 2013	/s/ Darin Lippoldt
Darin Lippoldt Senior Vice President and General Counsel